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                                    EXHIBIT F
                         INSTRUCTIONS TO TRANSFER AGENT
                        Aquis Communications Group, Inc.


________________, 2000



Continental Stock Transfer
2 Broadway
New York, NY 10004

Dear Sirs:


          Reference is made to the Loan Agreement and all Exhibits thereto (the "Loan Agreement") dated as of March 31, 2000, between the investors signatory thereto (the "Investors") and Aquis Communications Group, Inc. (the "Company"). Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Company has issued to the Investors (i) $2,000,000 principal amount of 11% Convertible Debentures and (ii) Warrants to purchase ______________ shares of Common Stock (the "Warrants"). As a condition to the effectiveness of the Loan Agreement, the Company has agreed to issue to you, as the transfer agent for the Company's Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock ("Common Stock") to be issued to the Lenders (or a permitted assignee) pursuant to the Loan Agreement upon conversion of the Convertible Debentures or upon exercise of the Warrants. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Loan Agreement.

          1. ISSUANCE OF COMMON STOCK WITHOUT THE LEGEND

          Pursuant to the Loan Agreement and the Registration Rights Agreement, the Company is required to prepare and file with the SEC, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Lenders (i) upon exercise of the Warrants and (ii) upon conversion of, or as payment of interest on, the Convertible Debentures, all as provided in the Registration Rights Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective, and shall deliver an opinion of its counsel to that effect. The Transfer Agent shall be entitled to rely on such advice and such opinion and shall assume that such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company or such counsel, and the Transfer Agent shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following three paragraphs, the Transfer Agent shall deliver to the appropriate Lender certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Lender or its counsel or any other party (other than as described in such paragraphs).


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          (a) At any time after the effective date of the registration statement
(provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, in such names and in such denominations as the Lender may request, provided that in connection with any such event, the Lender (or its permitted assignee) shall confirm in writing to the Transfer
Agent that (i) the Lender has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (ii) the Lender confirms to the transfer agent that the Lender has complied with the prospectus delivery requirement.

          (b) In the event a registration statement is not filed by the Company, or for any reason the registration statement which is filed by the Company is not declared effective by the SEC, the Lender, or its permitted assignee, or its broker confirms to the Transfer Agent that (i) the Lender has beneficially owned the shares of Common Stock for at least one year, (ii) counting the shares surrendered as being sold upon the date the unlegended Certificates would be delivered to the Lender (or the Trading Day immediately following if such date is not a Trading Day), the Lender will not have sold more than the greater of
(a) one percent (1%) of the total number of outstanding shares of Common Stock or (b) the average weekly trading volume of the Common Stock for the preceding four weeks during the three months ending upon such delivery date (or the Trading Day immediately following if such date is not a Trading Day), and (iii) the Lender has complied with the manner of sale and notice requirements of Rule 144 under the Securities Act; or

          (c) The Lender (or its permitted assignee) shall represent that it is permitted to dispose of such shares of Common Stock without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act.

     In the case of subparagraphs (b) or (c), the Transfer Agent shall be entitled to require an opinion of counsel to the Company or from counsel to the Lender (which opinion shall be from an attorney or law firm reasonably acceptable to the Transfer Agent and be in form and substance reasonably acceptable to the Transfer Agent). Any advice, notice, or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of [____________1,

     2.   MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON STOCK

          In connection with any exchange of the Convertible Debentures or exercise of Warrants pursuant to which the Lender acquires Common Stock under the Agreement, the Transfer Agent is hereby instructed to deliver to the Lender, certificates representing Common Stock (with or without the Legend, as appropriate) within two (2) Trading Days of receipt by the Transfer Agent of a copy of the Notice of Conversion (in the case of the Preferred Stock) or Notice of Exercise (in the case of the Warrant) from the Lender, and to deliver such certificates to the Lender, in the case of original issuance, and in the case of subsequent transfer, if the Transfer Agent is able to deliver such Common Stock to the Lender's


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shall make delivery pursuant to such system and provide the Lender with confirmation thereof in lieu of such Common Stock certificates.


     3.   FEES OF TRANSFER AGENT; INDEMNIFICATION

          The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions, other than as a result of the Transfer Agent's gross negligence or willful misconduct.

     4.   THIRD PARTY BENEFICIARY

          The Company and the Transfer Agent acknowledge and agree that the Investors are each an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions thereof.


                           Aquis Communications Group, Inc.



                           By: /s/ D. Brian Plunkett
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                              D. Brian Plunkett, Chief Financial Officer


AGREED:



By:
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Name:
Title:




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